                                                                   Exhibit 10.54



                                     LEASE

         THIS LEASE (this "Lease") is made as of __________________________,
1998 (the "Effective Date"), by and between FFCA ACQUISITION CORPORATION, a Delaware corporation ("Lessor"), whose address is 17207 North Perimeter Drive, Scottsdale, Arizona 85255, and ROADHOUSE GRILL, INC., a Florida corporation ("Lessee"), whose address is 6600 North Andrews Avenue, Fort Lauderdale, Florida 33309.

                             W I T N E S S E T H :

         THAT, in consideration of the mutual covenants and agreements herein contained, Lessor and Lessee hereby covenant and agree as follows:

         1. CERTAIN DEFINED TERMS. The following terms shall have the following meanings for all purposes of this Lease:

         "ADDITIONAL RENT" has the meaning set forth in Section 4.D.

         "ADJUSTMENT DATE" means the second anniversary of the Final Disbursement Date, and every second anniversary thereafter during the Lease Term (including the extension period if Lessee exercises its option pursuant to Section 28).

         "ADJUSTABLE RATE" means an annual interest rate equal to the sum of the Adjustable Rate Basis plus the Applicable Margin, which Adjustable Rate shall at no time be greater than 15.16% per annum or less than 7.16% per annum.

         "ADJUSTABLE RATE BASIS" means, for any Interim Rental Period, the annual interest rate (rounded upwards, if necessary, to the nearest 1/100th of one percent) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) on the Adjustable Rate Reset Date for a term comparable to such Interim Rental Period. If, for any reason, such rate is not available, the term "Adjustable Rate Basis" shall mean, for any Interim Rental Period, the annual interest rate (rounded upwards, if necessary, to the nearest 1/100th of one percent) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) on the Adjustable Rate Reset Date for a term comparable to such Interim Rental Period; provided, however, if more than one rate is specified on the Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

         "ADJUSTABLE RATE RESET DATE" means the fifteenth day of each calendar month, or the next succeeding Business Day if such day is not a Business Day, prior to the next Interim Rental Period.


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         "AFFILIATE" means any person or entity which directly or indirectly controls, is under common control with, or controlled by any other person or entity. For purposes of this definition "controls", "under common control with" and "controlled by" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities or otherwise.

         "APPLICABLE MARGIN" means an annual percentage equal to 3.50%.

         "BASE ANNUAL RENTAL" means an amount equal to the product of (i) the United States Treasury Rate plus the Applicable Margin, and (ii) Lessor's Total Investment, as such Base Annual Rental shall be increased from time to time as contemplated by Section 4.

         "BASE MONTHLY RENTAL" means an amount equal to 1/12 of the applicable Base Annual Rental.

         "BUSINESS DAY" means a day on which banks located in Phoenix, Arizona are not required or authorized to remain closed.

         "CLOSING DATE" has the meaning set forth in the Sale-Leaseback
Agreement.

         "CODE" means the United States Bankruptcy Code, 11 U.S.C. Sec. 101, ET SEQ., as amended.

         "COMPLETION DATE" means the date of the opening of the Premises as a Franchisor Restaurant.

         "DE MINIMIS AMOUNTS" means, with respect to any given level of Hazardous Materials or USTs, that level or quantity of Hazardous Materials or USTs in any form or combination of forms which does not constitute a violation of any Environmental Laws and is customarily employed in, or associated with, similar businesses located in the state in which the Premises is located.

         "DEFAULT RATE" means 18% per annum or the highest rate permitted by law, whichever is less.

         "DEVELOPMENT DOCUMENTS" has the meaning set forth in the Disbursement Agreement.

         "DEVELOPMENT PRICE" has the meaning set forth in the Disbursement Agreement.

         "DISBURSEMENT AGREEMENT" means that certain Disbursement Agreement of even date herewith among Lessor, Lessee and Lawyers Title Insurance Corporation, a Virginia corporation, as the same may be amended from time to time.

         "DISBURSEMENT DATE" means the date of a Disbursement.

         "DISBURSEMENTS" has the meaning set forth in the Disbursement
Agreement.

         "ENVIRONMENTAL INSURER" means such environmental insurance company as Lessor shall select in its sole discretion.




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         "ENVIRONMENTAL LAWS" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to Hazardous Materials, Regulated Substances or USTs and/or the protection of human health or the environment by reason of a Release or a Threatened Release of Hazardous Materials, Regulated Substances or USTs or relating to liability for or costs of Remediation or prevention of Releases. "Environmental Laws" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to USTs); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. "Environmental Laws" also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the property; requiring notification or disclosure of Releases or other environmental condition of the Premises to any Governmental Authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements relating to Hazardous Materials, Regulated Substances or USTs in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to Hazardous Materials, Regulated Substances or USTs; and relating to wrongful death, personal injury, or property or other damage in connection with the physical condition or use of the Premises by reason of the presence of Hazardous Materials, Regulated Substances or USTs in, on, under or above the Premises.

         "ENVIRONMENTAL POLICY" means that certain environmental insurance policy issued by Environmental Insurer to Lessor with respect to the Premises, which Environmental Policy shall be in form and substance satisfactory to Lessor in its sole discretion.

         "EVENT OF DEFAULT" has the meaning set forth in Section 24.

         "FINAL DISBURSEMENT" has the meaning set forth in the Disbursement Agreement.

         "FINAL DISBURSEMENT DATE" means the date of the payment of the Final Disbursement as provided in the Disbursement Agreement.

         "FIRST AMENDMENT" means that certain First Amendment to Lease in the form attached hereto as EXHIBIT B, to be executed by Lessor and Lessee as of date of the Final Disbursement.

         "FIRST DISBURSEMENT DATE" means the date of the payment of the First Disbursement (as defined in the Disbursement Agreement) as provided in the Disbursement Agreement.




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         "FIRST INTERIM BASE RENTAL" means an amount equal to (i) the product of (x) the Adjustable Rate and (y) the sum of the Purchase Price and, in the event the Soft Costs Disbursement is made on the Closing Date, the amount of the Soft Costs Disbursement, multiplied by (ii) a fraction, the numerator of which is the actual number of days between the Effective Date and the First Disbursement Date and the denominator of which is 365; provided, however, if the Soft Costs Disbursement, if any, is made subsequent to the Closing Date, the First Interim Base Rental amount shall equal the sum of (i) the product of
(x) the Adjustable Rate and (y) the Purchase Price multiplied by a fraction, the numerator of which is the actual number of days between the Effective Date and the First Disbursement Date and the denominator of which is 365, and (ii) the product of (x) the Adjustable Rate and (y) the amount of the Soft Costs Disbursement multiplied by a fraction, the numerator of which is the actual number of days between the Soft Costs Disbursement Date and the First Disbursement Date and the denominator of which is 365. The First Interim Base Rental payment shall constitute base rent for the period commencing on the Effective Date and ending on the date prior to the First Disbursement Date.

         "FRANCHISE FINANCE" means Franchise Finance Corporation of America, a Delaware corporation, and its successors.

         "FRANCHISE Rights" has the meaning described in Section 6.E.

         "FRANCHISOR RESTAURANT" means a Roadhouse Grill restaurant.

         "GOVERNMENTAL AUTHORITY" means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority of the United States, the state in which the Premises are located or any political subdivision thereof.

         "HAZARDOUS MATERIALS" means (i) any toxic substance or hazardous waste, substance, solid waste or related material, or any pollutant or contaminant; (ii) radon gas, asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contains dielectric fluid containing levels of polychlorinated biphenyls in excess of federal, state or local safety guidelines, whichever are more stringent, or any petroleum product; (iii) any substance, gas, material or chemical which is or may be defined as or included in the definition of "hazardous substances," "toxic substances," "hazardous materials," hazardous wastes" or words of similar import under any Environmental Laws; and (iv) any other chemical, material, gas or substance the exposure to or release of which is or may be prohibited, limited or regulated by any Governmental Authority that asserts or may assert jurisdiction over the Premises or the operations or activity at the Premises, or any chemical, material, gas or substance that does or may pose a hazard to the health and/or safety of the occupants of the Premises or the owners and/or occupants of property adjacent to or surrounding the Premises.

         "IMPROVEMENTS" means the improvements and fixtures to be constructed upon the Property as contemplated by the Disbursement Agreement (but excluding trade fixtures), which Improvements shall at all times be owned by Lessor.




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         "INDEMNIFIED PARTIES" means Lessor, Environmental Insurers and the directors, officers, shareholders, partners, members, employees, lenders, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of Lessor and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lessor's assets and business and Environmental Insurer.

         "INTERIM BASE RENTAL" means, with respect to each Interim Disbursement, an amount equal to (i) the product of (x) the Adjustable Rate and
(y) the sum of the Purchase Price and that portion of the Development Price disbursed as of the Disbursement Date immediately prior to the Disbursement Date of such Interim Disbursement, multiplied by (ii) a fraction, the numerator of which is the actual number of days between the Disbursement Date immediately prior to the Disbursement Date of such Interim Disbursement and the Disbursement Date of such Interim Disbursement and the denominator of which is
365. Such Interim Base Rental amount shall constitute base rent for the period commencing on the Disbursement Date immediately prior to the Disbursement Date of such Interim Disbursement and ending on the date prior to the Disbursement Date of such Interim Disbursement.

         "INTERIM DISBURSEMENT" has the meaning set forth in the Disbursement Agreement.

         "INTERIM RENTAL PERIOD" means (i) initially, the period beginning on the Effective Date and ending on the last day of the calendar month in which such date occurs, and (ii) thereafter, the period beginning on the first day of the calendar month and ending on the last day of such calendar month.

         "INTERIM TERM" means the period described in Section 3.

         "INTERIM TERM RENTAL" means the rent accruing during the Interim Term described in Section 4.A.

         "LAND" means the parcel or parcels of real estate legally described in EXHIBIT A attached hereto, and all rights, privileges and appurtenances therewith.

         "LEASE TERM" has the meaning described in Section 3.

         "LEASE YEAR" means the 12-month period commencing on the first day of the year or any other 12-month period as may be approved in writing by Lessor after the commencement of the Lease Term and each successive 12-month period thereafter.

         "LESSEE ENTITIES" means, collectively, Lessee and any Affiliate of Lessee.

         "LESSOR ENTITIES" means, collectively, Lessor, Franchise Finance and any Affiliate of Lessor or Franchise Finance.

         "LESSOR'S TOTAL INVESTMENT" means the sum of the Purchase Price and the aggregate amount of all Disbursements, including Interim Term Rental, made pursuant to the Disbursement Agreement.




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         "LOSSES" means any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement and damages of whatever kind or nature (including, without limitation, attorneys' fees and other costs of defense).

         "OTHER AGREEMENTS" means, collectively, all agreements and instruments now or hereafter entered into between, among or by (1) any of the Lessee Entities, and, or for the benefit of, (2) any of the Lessor Entities, including, without limitation, leases, promissory notes and guaranties but excluding this Lease, the Disbursement Agreement and all other agreements executed pursuant to the Sale-Leaseback Agreement.

         "PREMISES" means, collectively, the Land and the Improvements.

         "PURCHASE PRICE" has the meaning set forth in the Sale-Leaseback Agreement.

         "QUESTIONNAIRE" means that certain environmental questionnaire completed by Lessee and submitted to Environmental Insurer in connection with the issuance of the Environmental Policy.

         "REGULATED SUBSTANCES" means "petroleum" and "petroleum-based substances" or any similar terms described or defined in any of the Environmental Laws and any applicable federal, state, county or local laws applicable to or regulating USTs.

         "RELEASE" means any presence, release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials, Regulated Substances or USTs.

         "REMEDIATION" means any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Material, Regulated Substances or USTs, any actions to prevent, cure or mitigate any Release, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or any evaluation relating to any Hazardous Materials, Regulated Substances or USTs.

         "SALE-LEASEBACK AGREEMENT" means that certain Build-to-Suit Sale-Leaseback Agreement dated as of the date hereof between Lessor and Lessee with respect to the Premises.

         "SOFT COSTS DISBURSEMENT" has the meaning set forth in the Disbursement Agreement.

         "SOFT COSTS DISBURSEMENT DATE" means the date of the payment of the Soft Costs Disbursement as provided in the Disbursement Agreement.




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         "SUBSTANTIAL COMPLETION DISBURSEMENT" has the meaning set forth in the
Disbursement Agreement.

         "SUBSTANTIAL COMPLETION INTERIM BASE RENTAL" means an amount equal to
(i) the product of (x) the Adjustable Rate and (y) the sum of the Purchase Price and that portion of the Development Price disbursed as of the Disbursement Date of the Interim Disbursement immediately prior to the Substantial Completion Disbursement, multiplied by (ii) a fraction, the numerator of which is the actual number of days between the Disbursement Date of the Interim Disbursement immediately prior to the Substantial Completion Disbursement and the Completion Date and the denominator of which is 365. The Substantial Completion Interim Base Rental payment shall constitute base rent for the period commencing on the Disbursement Date of the Interim Disbursement immediately prior to the Substantial Completion Disbursement and ending on the date prior to the Completion Date.

         "THREATENED RELEASE" means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air or any other environmental medium comprising or surrounding the Premises which may result from such Release.

         "UNITED STATES TREASURY RATE" means the 10-year U.S. Treasury Rate in effect as reported in the Western Edition of The Wall Street Journal on the tenth calendar day preceding the Final Disbursement Date. In the event The Wall Street Journal ceases to publish such Treasury information, Lessor shall select an alternative publication which publishes comparable information most nearly approximating such information.

         "USTS" means any one or combination of tanks and associated product piping systems used in connection with storage, dispensing and general use of Regulated Substances.

         2. DEMISE OF PREMISES. In consideration of the rentals and other sums to be paid by Lessee and of the other terms, covenants and conditions on Lessee's part to be kept and performed, Lessor hereby leases to Lessee, and Lessee hereby takes and hires, the Premises.

         3. INTERIM TERM; LEASE TERM. A. The Interim Term shall commence as of the Effective Date and shall expire on the date immediately preceding the Completion Date.

         B. The Lease Term shall commence on the Completion Date and shall expire on the fourteenth anniversary thereof, unless terminated sooner as provided in this Lease and as may be extended for two periods of five years each as set forth in Section 28 below. The time period subsequent to the Interim Term during which this Lease shall actually be in effect is referred to herein as the "Lease Term."

         4. RENTAL AND OTHER PAYMENTS. A. The First Interim Base Rental shall accrue as of the First Disbursement Date, Interim Base Rental shall accrue as of the Disbursement Date of the applicable Interim Disbursement, and the Substantial Completion Interim Base Rental shall accrue




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

as of the Completion Date. The Interim Term Rental shall not be paid by Lessee, but shall be capitalized in the Base Annual Rental as of the date of accrual.

         B. On or immediately prior to the Final Disbursement Date, Lessor and Lessee shall execute the First Amendment which will set forth, among other things, Lessor's Total Investment and the Base Annual Rental. Effective as of the Completion Date, Lessee shall be obligated to pay Base Annual Rental in the amount as set forth in the First Amendment. On the Final Disbursement Date, Lessee shall pay Lessor Base Annual Rental prorated on the basis of the ratio that the number of days from the Completion Date through the last day in the month containing the Final Disbursement Date bears to the number of days in such month. Thereafter, on or before the first day of each succeeding calendar month, Lessee shall pay Lessor in advance the Base Monthly Rental.

         C. Commencing on the first Adjustment Date and on each Adjustment Date thereafter, the Base Annual Rental shall increase by an amount equal to four percent (4%), which increases shall be compounded. On each Adjustment Date, the Base Annual Rental then in effect shall be multiplied by 104%, with the resulting product constituting the Base Annual Rental due and payable under this Lease until the next Adjustment Date.

         D. All sums of money required to be paid by Lessee under this Lease which are not specifically referred to as rent ("Additional Rent") shall be considered rent although not specifically designated as such. Lessor shall have the same remedies for nonpayment of Additional Rent as those provided herein for the nonpayment of Base Annual Rental.

         5. REPRESENTATIONS AND WARRANTIES OF LESSOR. The representations and warranties of Lessor contained in this Section are being made to induce Lessee to enter into this Lease and Lessee has relied and will continue to rely upon such representations and warranties. Lessor represents and warrants to Lessee as follows:

                  A. ORGANIZATION AND STATUS OF LESSOR. (i) Lessor has been duly organized and is validly existing and in good standing under the laws of the State of Delaware. All necessary corporate action has been taken to authorize the execution, delivery and performance by Lessor of this Lease and the other documents, instruments and agreements provided for herein.

                  B. AUTHORITY OF LESSOR. The person who has executed this Lease on behalf of Lessor is duly authorized so to do.

                  C. ENFORCEABILITY. This Lease constitutes the legal, valid and binding obligation of Lessor, enforceable against Lessor in accordance with its terms.

         6. REPRESENTATIONS AND WARRANTIES OF LESSEE. The representations and warranties of Lessee contained in this Section are being made to induce Lessor to enter into this Lease and Lessor has relied, and will continue to rely, upon such representations and warranties. Lessee represents and warrants to Lessor as follows:




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

                  A. ORGANIZATION, AUTHORITY AND STATUS OF LESSEE. (i) Lessee has been duly incorporated, is validly existing and in good standing under the laws of its state of incorporation and is qualified as a foreign corporation to do business in any jurisdiction where such qualification is required. All necessary corporate action has been taken to authorize the execution, delivery and performance by Lessee of this Lease and of the other documents, instruments and agreements provided for herein. Lessee is not a "foreign corporation", "foreign partnership", "foreign trust" or "foreign estate", as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder. Lessee's United States tax identification number is correctly set forth on the signature page of this Lease.

                  (ii) The persons who have executed this Lease on behalf of Lessee are duly authorized to do so.

                  B. ENFORCEABILITY. This Lease constitutes the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms.

                  C. LITIGATION. There are no suits, actions, proceedings or investigations pending, or to the best of its knowledge, threatened against or involving Lessee or the Premises before any arbitrator or Governmental Authority which might reasonably result in any material adverse change in the contemplated business, condition, worth or operations of Lessee or the Premises.

                  D. ABSENCE OF BREACHES OR DEFAULTS. Lessee is not in default under any other document, instrument or agreement to which Lessee is a party or by which Lessee, the Premises or any of the property of Lessee is subject or bound. The authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not result in any breach of or default under any other document, instrument or agreement to which Lessee is a party or by which Lessee, the Premises or any of the property of Lessee is subject or bound.

                  E. FRANCHISE RIGHTS. Lessee owns all of the rights and privileges relative to the franchise rights associated with Roadhouse Grill restaurants, including, without limitation, any and all trade secrets, tradenames and trademarks relative thereto (collectively, the "Franchise Rights"), free and clear of any and all rights, liens, interests, claims, and encumbrances, except for the rights and privileges granted to Lessee's approved franchisees. Lessee has the right to operate the Premises as a Roadhouse Grill restaurant during the Lease Term.

                  F. LICENSES AND PERMITS. Lessee has obtained or will obtain prior to the Completion Date all required licenses and permits, both governmental and private, to use and operate the Premises in the intended manner.





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                  G. FINANCIAL CONDITION; INFORMATION PROVIDED TO LESSOR. The
         financial statements, all financial data and all other documents and information heretofore delivered to Lessor by or with respect to Lessee and/or the Premises in connection with this Lease and/or relating to Lessee and/or the Premises are true, correct and complete in all material respects, and there have been no amendments to such financial statements, financial data and other documents and information since the date such financial statements, financial data, documents and other information were prepared or delivered to Lessor, and no material adverse change has occurred to any such financial statements, financial data, documents and other information not disclosed in writing to Lessor.

                  H. TRUE LEASE. Lessee intends for this Lease to be a "true lease" and not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease. The term of this Lease, including any term extensions provided for in this Lease, is less than the remaining economic life of the Premises. The option to purchase provided for in this Lease may be exercised only by Lessee paying the greater of the fair market value of the Premises (as determined pursuant to Section
         23) and Lessor's Total Investment, which payment amount will not be nominal. Lessee waives any claim or defense based upon the characterization of this Lease as anything other than a true lease and Lessee stipulates and agrees not to challenge the validity, enforceability or characterization of the lease of the Premises as a true lease and further stipulates and agrees that nothing contained in this Lease creates or is intended to create a joint venture, partnership, equitable mortgage, trust, financing device or arrangement, security interest or the like. Lessee shall support the intent of the parties that the lease of the Premises pursuant to this Lease is a true lease and does not create a joint venture, partnership, equitable mortgage, trust, financing device or arrangement, security interest or the like, if, and to the extent that, any challenge occurs.

         7. RENTALS TO BE NET TO LESSOR. The Interim Term Rental and the Base Annual Rental payable hereunder shall be net to Lessor, so that this Lease shall yield to Lessor the rentals specified during the Interim Term and the Lease Term and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Premises shall be performed and paid by Lessee.

         8.       [Intentionally left blank.]

         9. TAXES AND ASSESSMENTS. Lessee shall pay, prior to the earlier of delinquency or the accrual of interest on the unpaid balance, all taxes and assessments of every type or nature assessed against or imposed upon the Premises during the Interim Term and the Lease Term which affect in any manner the net return realized by Lessor under this Lease, including, without limitation, the following:

                  A. All taxes and assessments upon the Premises or any part thereof or and any personal property, trade fixtures or and improvements located on the Premises, whether belonging to Lessor or Lessee, or any tax or charge levied in lieu of such taxes and assessments;





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

                  B. All taxes, charges, license fees and or similar fees imposed by reason of the use of the Premises by Lessee; and

                  C. All excise, transaction, privilege, license, sales, use and other taxes upon the rental or other payments hereunder, the leasehold estate of either party or the activities of either party pursuant to this Lease.

         All taxing authorities shall be instructed to send all tax and assessment invoices to Lessor. After recording the information on such invoices, Lessor shall forward such invoices to Lessee for payment. Within 30 days after each tax and assessment payment is required by this Section to be paid, Lessee shall provide Lessor with evidence satisfactory to Lessor that such payment was made in a timely fashion. Lessee may, at its own expense, contest or cause to be contested (in the case of any item involving more than $1000.00, after prior written notice to Lessor), by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any item specified in subsection A. or lien therefor, provided that (i) such proceeding shall suspend the collection thereof from the Premises or any interest therein, (ii) neither the Premises nor any interest therein would be in any danger of being sold, forfeited or lost by reason of such proceedings, (iii) no Event of Default has occurred, and (iv) Lessee shall have deposited with Lessor adequate reserves for the payment of the taxes, together with all interest and penalties thereon, unless paid in full under protest or Lessee shall have furnished the security as may be required in the proceeding or as may be required by Lessor to insure payment of any contested taxes.

         10. UTILITIES. Lessee shall contract, in its own name, for and pay when due all charges for the connection and use of water, gas, electricity, telephone, garbage collection, sewer use and other utility services supplied to the Premises during the Interim Term and the Lease Term. Under no circumstances shall Lessor be responsible for any interruption of any utility service.

         11. INSURANCE. Throughout the Interim Term and the Lease Term, and in addition to the insurance requirements set forth in the Disbursement Agreement, Lessee shall maintain with respect to the Premises, at its sole expense, the following types and amounts of insurance (which may be included under a blanket insurance policy if all the other terms hereof are satisfied), in addition to such other insurance as Lessor may reasonably require from time to time:

                  A. Insurance against loss, damage or destruction by fire and other casualty, including theft, vandalism and malicious mischief, flood (if the Premises are in a location designated by the Federal Secretary of Housing and Urban Development as a flood hazard area), earthquake (if the Premises are in an area subject to destructive earthquakes within recorded history), boiler explosion (if there is any boiler upon the Premises), plate glass breakage, sprinkler damage (if the Premises have a sprinkler system), all matters covered by a standard extended coverage endorsement, special coverage endorsement commonly known as an "all risk" endorsement and such other risks as Lessor may reasonably require, insuring the Premises for not less than 100% of their full insurable replacement cost.

                  B. Comprehensive general liability and property damage insurance, including a products liability clause, covering Lessor, Franchise Finance and Lessee against bodily injury liability, property damage liability and automobile bodily injury and property damage liability, including without limitation any liability arising out of the ownership, maintenance, repair, condition or operation of the Premises or adjoining ways, streets or sidewalks and, if applicable, insurance covering Lessor and Franchise Finance against liability arising from the sale of liquor, beer or wine on the Premises. Such insurance policy or policies shall contain a broad form contractual liability endorsement under which the insurer agrees to insure Lessee's obligations under Section 18 hereof to the extent insurable, and a "severability of interest" clause or endorsement which precludes the insurer from denying the claim of either Lessee, Lessor or Franchise Finance because of the negligence or other acts of the other, shall be in amounts of not less than $1,000,000.00 per injury and occurrence with respect to any insured liability, whether for personal injury or property damage, or such higher limits as Lessor may reasonably require from time to time, and shall be of form and substance satisfactory to Lessor. During the Interim Term such insurance policy shall also contain a vacant land endorsement.

                  C. Business income insurance equal to 100% of the Base Annual Rental for a period of not less than six months.

                  D. State Worker's compensation insurance in the statutorily mandated limits, employer's liability insurance with limits not less than $500,000 or such greater amount as Lessor may from time to time require and such other insurance as may be necessary to comply with applicable laws.

                  All insurance policies (including those required by the Disbursement Agreement) shall:

                           (i) Provide for a waiver of subrogation by the
                  insurer as to claims against Lessor or Franchise Finance, their employees and agents and provide that such insurance cannot be unreasonably cancelled, invalidated or suspended on account of the conduct of Lessee, its officers, directors, employees or agents;

                           (ii) Provide that any "no other insurance" clause in
                  the insurance policy shall exclude any policies of insurance maintained by Lessor or Franchise Finance and that the insurance policy shall not be brought into contribution with insurance maintained by Lessor or Franchise Finance;

                           (iii) Contain a standard without contribution
                  mortgage clause endorsement in favor of any lender designated by Lessor;

                           (iv) Provide that the policy of insurance shall not
                  be terminated, cancelled or substantially modified without at least thirty (30) days' prior written notice to Lessor, Franchise Finance and to any lender covered by any standard mortgage clause endorsement;

                           (v) Provide that the insurer shall not have the
                  option to restore the Premises if Lessor elects to terminate this Lease in accordance with the terms hereof;

                           (vi) Be issued by insurance companies licensed to do
                  business in the state in which the Premises is located and which are rated A:VI or better by Best's Insurance Guide or otherwise approved by Lessor; and

                           (vii) Provide that the insurer shall not deny a
                  claim because of the negligence of Lessee, anyone acting for Lessee or any tenant or other occupant of the Premises.

                  It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Lessee for its acts or omissions as provided in this Lease. All insurance policies (with the exception of worker's compensation insurance to the extent not available under statutory law), including those required by the Disbursement Agreement, shall designate Lessor, any mortgagee of Lessor and Franchise Finance as additional insureds as their interests may appear and shall be payable as set forth in
         Section 20 hereof. All such policies shall be written as primary policies, with deductibles not to exceed 10% of the amount of coverage. Any other policies, including any policy now or hereafter carried by Lessor or Franchise Finance, shall serve as excess coverage. Lessee shall procure policies for all insurance for periods of not less than one year and shall provide to Lessor and any lender of Lessor certificates of insurance or, upon Lessor's request, duplicate originals of insurance policies evidencing that insurance satisfying the requirements of this Lease is in effect at all times.

         12. TAX AND INSURANCE IMPOUND. Upon the occurrence of an Event of Default, Lessor may require Lessee to pay to Lessor sums which will provide an impound account (which shall not be deemed a trust fund) for paying up to the next one year of taxes, assessments and/or insurance premiums. Upon such requirement, Lessor will estimate the amounts needed for such purposes and will notify Lessee to pay the same to Lessor in equal monthly installments, as nearly as practicable, in addition to all other sums due under this Lease. Should additional funds be required at any time, Lessee shall pay the same to Lessor on demand. Lessee shall advise Lessor of all taxes and insurance bills which are due and shall cooperate fully with Lessor in assuring that the same are paid. Lessor may deposit all impounded funds in accounts insured by any federal or state agency and may commingle such funds with other funds and accounts of Lessor. Interest or other gains from such funds, if any, shall be the sole property of Lessor. In the event of any default by Lessee, Lessor may apply all impounded funds against any sums due from Lessee to Lessor. Lessor shall give to Lessee an annual accounting showing all credits and debits to and from such impounded funds received from Lessee.

         13. PAYMENT OF RENTAL AND OTHER SUMS. All rental and other sums which Lessee is required to pay hereunder shall be the unconditional obligation of Lessee and shall be payable in full when due without any setoff, abatement, deferment, deduction or counterclaim whatsoever. Upon execution of this Lease, Lessee shall establish arrangements whereby payments of the Base Monthly Rental, any Additional Rent and impound payments, if any, are transferred by wire or other means directly from Lessee's bank account to such account as Lessor may designate. Any delinquent payment (that is, any payment not made within five calendar days after the date when due) shall, in addition to any other remedy of Lessor, incur a late charge of 10% (which late charge is intended to compensate Lessor for the cost of handling and processing such delinquent payment and should not be considered interest) and bear interest at the Default Rate, such interest to be computed from and including the date such payment was due through and including the date of the payment.

         14. USE. At all times during the Lease Term, Lessee shall use the Premises solely for the operation of a Franchisor Restaurant in accordance with the standards of operations then in effect which are imposed by Lessee on its franchisees on a system-wide basis and for no other purpose. Lessee shall at all times during the Lease Term preserve and maintain the Franchise Rights, free and clear of any and all rights, liens, interests, claims, and encumbrances, except for the rights and privileges granted to Lessee's approved franchisees. Except as set forth below, and except during periods when the Premises are untenantable by reason of fire or other casualty or condemnation (provided, however, during all such periods while the Premises are untenantable, Lessee shall strictly comply with the terms and conditions of this Lease), Lessee shall at all times during the Lease Term occupy the Premises and shall diligently operate its business on the Premises. Lessee may cease diligent operation of business at the Premises for a period not to exceed 90 days and may do so only once within any five-year period during the Lease Term. If Lessee does discontinue operation as permitted by this Section, Lessee shall (i) give written notice to Lessor within 10 days after Lessee elects to cease operation, (ii) provide adequate protection and maintenance of the Premises during any period of vacancy and (iii) pay all costs necessary to restore the Premises to their condition on the day operation of the business ceased at such time as the Premises is reopened for Lessee's business operations or other substituted use approved by Lessor as contemplated below.

         Lessee shall not, by itself or through any assignment, sublease or other type of transfer, convert the Premises to an alternative use during the Lease Term without Lessor's consent, which consent shall not be unreasonably withheld. Lessor may consider any or all of the following in determining whether to grant its consent, without being deemed to be unreasonable: (i) whether the rental paid to Lessor would be equal to or greater than the anticipated rental assuming continued existing use, (ii) whether the proposed rental to be paid to Lessor is reasonable considering the converted use of the Premises and the customary rental prevailing in the community for such use,
(iii) whether the converted use will be consistent with the highest and best use of the Premises, and (iv) whether the converted use will increase Lessor's risks or decrease the value of the Premises.

         15. COMPLIANCE WITH LAWS, RESTRICTIONS, COVENANTS AND ENCUMBRANCES. A. Lessee's use and occupation of the Premises, and the condition thereof, shall, at Lessee's sole cost and expense, comply fully with (i) all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders and approvals of each Governmental Authority having jurisdiction over the Premises, including, without limitation, all health, building, fire, safety and other codes, ordinances and requirements and all applicable standards of the National Board of Fire Underwriters and all policies or rules of common law, in each case, as amended, and any judicial or administrative interpretation thereof, including any judicial order, consent, decree or judgment applicable to Lessee and (ii) all restrictions, covenants and encumbrances of record with respect to the Premises.

         B. Lessee will not permit any act or condition to exist on or about the Premises which will increase any insurance rate thereon, except when such acts are required in the normal course of its business and Lessee shall pay for such increase.

         C. Without limiting the generality of the other provisions of this Section, Lessee agrees that it shall be responsible for complying in all respects with the Americans with Disabilities Act of 1990, as such act may be amended from time to time, and all regulations promulgated thereunder (collectively, the "ADA"), as it affects the Premises, including, but not limited to, making required "readily achievable" changes to remove any architectural or communications barriers, and providing auxiliary aides and services within the Premises. Lessee further agrees that any and all alterations made to the Premises during the Lease Term will comply with the requirements of the ADA. All plans for alterations which must be submitted to Lessor under the provisions of Section 17 must include a statement from a licensed Architect or Engineer certifying that they have reviewed the plans, and that the plans comply with all applicable provisions of the ADA. Any subsequent approval or consent to the plans by the Lessor shall not be deemed to be a representation of Lessor's part that the plans comply with the ADA, which obligation shall remain with Lessee. Lessee agrees that it will defend, indemnify and hold harmless the Indemnified Parties from and against any and all Losses caused by, incurred or resulting from Lessee's failure to comply with its obligations under this Section.

         D. Lessee represents and warrants to Lessor and Environmental Insurer as follows:

                  (i) The Premises and Lessee are not in violation of or subject to any existing, pending or threatened investigation or inquiry by any Governmental Authority or to any remedial obligations under any Environmental Laws, and this representation and warranty would continue to be true and correct following disclosure to each Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the Premises. If any such investigation or inquiry is subsequently initiated, Lessee will promptly notify Lessor.

                  (ii) Lessee has not obtained and is not required to obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of the Premises by reason of any Environmental Laws.

                  (iii) No Hazardous Materials, Regulated Substances or USTs have been used, handled, manufactured, generated, produced, stored, treated, processed transferred, disposed of or otherwise Released in, on, under, from or about the Premises, except in De Minimis Amounts.

                  (iv) The Premises does not contain Hazardous Materials or USTs other than in De Minimis Amounts and all USTs located on or about the Premises, if any, are in compliance with all Environmental Laws.

                  (v) There is no threat of any Release migrating to the Premises.

                  (vi) There is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Premises.

                  (vii) Lessee has not received, any written or oral notice or other communication from any person or entity (including but not limited to a Governmental Authority) relating to Hazardous Materials, Regulated Substances or USTs or Remediation thereof, of possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Premises, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing.

                  (viii) Lessee has truthfully and fully provided to Lessor, in writing, any and all information relating to environmental conditions in, on, under or from the Premises that is known to Lessee and that is contained in Lessee's files and records, including but not limited to any reports relating to Hazardous Materials, Regulated Substances or USTs in, on, under or from the Premises.

         E. Lessee covenants to Lessor and Environmental Insurer during the Lease Term that: (i) all uses and operations on or of the Premises, whether by Lessee or any other person or entity, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (ii) there shall be no Releases in, on, under or from the Premises, except in De Minimis Amounts;
(iii) there shall be no Hazardous Materials, Regulated Substances or USTs in, on, or under the Premises, except in De Minimis Amounts; (iv) Lessee shall keep the Premises free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Lessee or any other person or entity (the "Environmental Liens"); (v) Lessee shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to subsection (i) below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews;
(vi) Lessee shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Premises as may be reasonably requested by Lessor (including but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Lessor and Environmental Insurer the reports and other results thereof, and Lessor, Environmental Insurer and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (vii) Lessee shall, at its sole cost and expense, comply with all reasonable written requests of Lessor to (1) reasonably effectuate Remediation of any condition (including but not limited to a Release) in, on, under or from the Premises;
(2) comply with any Environmental Law; (3) comply with any directive from any Governmental Authority; and (4) take any other reasonable action necessary or appropriate for protection of human health or the environment; (viii) Lessee shall not do or allow any tenant or other user of the Premises to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Premises), impairs or may impair the value of the Premises, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Premises; and (ix) Lessee shall immediately notify Lessor in writing of (A) any presence of Releases or Threatened Releases in, on, under, from or migrating towards the Premises; (B) any non-compliance with any Environmental Laws related in any way to the Premises; (C) any actual or potential Environmental Lien; (D) any required or proposed Remediation of environmental conditions relating to the Premises; and (E) any written or oral notice or other communication which Lessee becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Materials, Regulated Substances or USTs or Remediation thereof, possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Premises, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Section.

         F. Lessor and any other person or entity designated by Lessor, including but not limited to Environmental Insurer, any receiver, any representative of a governmental entity, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Premises at all reasonable times (including without limitation, in connection with the exercise of any remedies set forth in this Lease or the other Development Documents, as applicable) to assess any and all aspects of the environmental condition of the Premises and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lessor's sole and absolute discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Lessee shall cooperate with and provide access to Lessor, Environmental Insurer and any person or entity designated by Lessor. Any such assessment or investigation shall be at Lessee's sole cost and expense.


         G. Lessee shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (excluding Losses arising out of Lessor's gross negligence or wilful misconduct) and costs of Remediation (whether or not performed voluntarily), engineers' fees, environmental consultants' fees, and costs of investigation (including but not limited to sampling, testing, and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas) imposed upon or incurred by or asserted against any Indemnified Parties, and directly or indirectly arising out of or in any way relating to any one or more of the following: (i) any presence of any Hazardous Materials, Regulated Substances or USTs in, on, above, or under the Premises;
(ii) any past, present or Threatened Release in, on, above, under or from the Premises; (iii) any activity by Lessee, any person or entity affiliated with Lessee or any tenant or other user of the Premises in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Premises of any Hazardous Materials, Regulated Substances or USTs at any time located in, under, on or above the Premises; (iv) any activity by Lessee, any person or entity affiliated with Lessee or any tenant or other user of the Premises in connection with any actual or proposed Remediation of any Hazardous Materials, Regulated

Substances or USTs at any time located in, under, on or above the Premises, whether or not such Remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (v) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Premises or operations thereon, including but not limited to any failure by Lessee, any person or entity affiliated with Lessee or any tenant or other user of the Premises to comply with any order of any Governmental Authority in connection with any Environmental Laws; (vi) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Premises; (vii) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Section;
(viii) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Premises, including but not limited to costs to investigate and assess such injury, destruction or loss;
(ix) any acts of Lessee or any other tenant, subtenant or users of the Premises in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Materials, Regulated Substances or USTs owned or possessed by such Lessee or such tenant, subtenant or users, at any facility or incineration vessel owned or operated by another person or entity and containing such or similar Hazardous Materials, Regulated Substances or USTs; (x) any acts of Lessee or any other tenant, subtenant or users of the Premises, in accepting any Hazardous Materials, Regulated Substances or USTs for transport to disposal or treatment facilities, incineration vessels or sites selected by Lessee or such tenant, subtenant or users, from which there is a Release, or a Threatened Release of any Hazardous Material or Regulated Substances which causes the incurrence of costs for Remediation; (xi) any personal injury, wrongful death, or property damage arising under any statutory or common law or tort law theory, including but not limited to damages assessed for the maintenance of a private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Premises; and (xii) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Section.

         At its sole cost and expense, Lessee shall have the Premises inspected as may be required by any Environmental Law for seepage, spillage and other environmental concerns. Lessee shall maintain and monitor the USTs in accordance with all Environmental Laws. Lessee shall provide Lessor with written certified results of all inspections performed on the Premises. All costs and expenses associated with the inspection, preparation and certification of results, as well as those associated with any corrective action, shall be paid by Lessee. All inspections and tests performed on the Premises shall be in compliance with all Environmental Laws.

         Lessee shall comply or cause the compliance with all applicable federal, state and local regulations and requirements regarding USTs including, without limitation, any of such regulations or requirements which impose (i) technical standards, including, without limitation, performance, leak prevention, leak detection, notification reporting and recordkeeping, (ii) corrective action with respect to confirmed and suspected Releases, and (iii) financial responsibility for the payment of costs of corrective action and compensation to third parties for injury and damage resulting from Releases. Lessee shall immediately notify Lessor, in writing, of (i) the presence on or under the Premises, or the escape, seepage, leakage, spillage, discharge, emission or release from any USTs on, above or under the Premises, of any Hazardous Materials or Regulated Substances, apparent or real and (ii) any and all enforcement, clean-up, remedial, removal or other governmental or regulatory actions threatened, instituted or completed pursuant to any of the Environmental Laws affecting the Premises.

         Upon any such Release, escape, seepage, leakage, spillage, discharge, emission or release from any USTs on, above or under the Premises of any Hazardous Materials or Regulated Substances, Lessee shall immediately remedy such situation in accordance with all Environmental Laws and any request of Lessor. Should Lessee fail to remedy or cause the remedy of such situation in accordance with all Environmental Laws, Lessor shall be permitted to take such actions in its sole discretion to remedy such situation and any costs and expenses incurred in connection therewith will be paid by Lessee.

         H. The obligations of Lessee and rights and remedies of Lessor under the foregoing subsections D through G shall survive the termination, expiration and/or release of this Lease.

         I. In addition to the other requirements of this Section, Lessee shall, at all times throughout the Interim Term and the Lease Term, comply with all federal, state or local statutes, laws, rules, regulations, ordinances, codes, policies or rules of common law now or hereafter in effect and in each case, as amended, and any judicial or administrative interpretation thereof, including any judicial order, consent, decree or judgment, applicable to Lessee.

         16. CONDITION OF PREMISES; MAINTENANCE. Lessee has inspected, or had the opportunity to inspect, the Premises and hereby accepts the Premises "AS IS" and "WHERE IS" with no representation or warranty of Lessor as to the condition thereof. The Premises shall be kept in good, clean, sanitary and working condition; and Lessee shall at all times at its own expense maintain, repair and replace, as necessary, the Premises, including all portions of the Premises, whether or not the Premises were in such condition on the Effective Date.

         17. WASTE; ALTERATIONS AND IMPROVEMENTS. Lessee shall not commit actual or constructive waste upon the Premises. During the Lease Term, Lessee shall not alter the exterior, structural, plumbing or electrical elements of the Premises in any manner without the consent of Lessor, which consent shall not be unreasonably withheld or conditioned; provided, however, Lessee may undertake nonstructural alterations to the Premises costing less than $5,000.00 without Lessor's consent. If Lessor's consent is required hereunder and Lessor consents to the making of any such alterations, the same shall be made by Lessee at Lessee's sole expense by a licensed contractor and according to plans and specifications approved by Lessor and subject to such other conditions as Lessor shall require. Any work at any time commenced by Lessee on the Premises shall be prosecuted diligently to completion, shall be of good workmanship and materials and shall comply fully with all the terms of this Lease. Upon completion of any alterations, Lessee shall promptly provide Lessor with (i) evidence of full payment to all laborers and materialmen contributing to the alterations, (ii) an architect's certificate certifying the alterations to have been completed in conformity with the plans and specifications, (iii) a certificate of occupancy (if the alterations are of such a nature as would require the issuance of a certificate of occupancy), and (iv) any other documents or information reasonably requested by Lessor. Lessee shall execute and file or record, as appropriate, a "Notice of Non-Responsibility," or any equivalent notice permitted under applicable law in the state where the Premises is located. Any addition to or alteration of the Premises shall be deemed a part of the Premises and belong to Lessor, and Lessee shall execute and deliver to Lessor such instruments as Lessor may require to evidence the ownership by Lessor of such addition or alteration.

         18. INDEMNIFICATION. Lessee shall indemnify, protect, defend and hold harmless each of the Indemnified Parties from and against any and all Losses (excluding Losses suffered by an Indemnified Party arising out of such Indemnified Party's gross negligence or wilful misconduct) caused by, incurred or resulting from Lessee's operations of or relating in any manner to the Premises, whether relating to their original design or construction, latent defects, alteration, maintenance, use by Lessee or any person thereon, supervision or otherwise, or from any breach of, default under or failure to perform any term or provision of this agreement by Lessee, its officers, employees, agents or other persons. It is expressly understood and agreed that Lessee's obligations under this Section shall survive the expiration or earlier termination of this Lease for any reason.

         19. QUIET ENJOYMENT. So long as Lessee shall pay the rental and other sums herein provided and shall keep and perform all of the terms, covenants and conditions on its part herein contained, Lessee shall have, subject and subordinate to Lessor's rights herein, the right to the peaceful and quiet occupancy of the Premises.

         20. CONDEMNATION OR DESTRUCTION. A. In case of a taking of all or any part of the Premises or the commencement of any proceedings or negotiations which might result in a taking for any public or quasi-public purpose by any lawful power or authority by exercise of the right of condemnation or eminent domain or by agreement between Lessor, Lessee and those authorized to exercise such right ("Taking"), Lessee will promptly give written notice thereof to Lessor, generally describing the nature and extent of such Taking and including copies of any documents or notices received in connection therewith.

         B. In case of a Taking of the whole of the Premises, other than for temporary use ("Total Taking"), this Lease shall terminate as of the date of such Total Taking and all rentals, sums of money and other charges provided to be paid by Lessee shall be apportioned and paid to the date of such Total Taking; provided, however, in the event of a Total Taking, if the net award or payment, after deducting all costs, fees and expenses incident to the collection thereof (the "Net Amount"), for such Total Taking is less than Lessor's Total Investment, Lessee shall pay to Lessor within 10 days of Lessor's receipt of the Net Amount an amount equal to the difference between Lessor's Total Investment and the Net Amount, if any. Total Taking shall include a taking of substantially all the Premises if, in the sole determination of Lessor, the remainder of the Premises is not useable and cannot be made useable for the purposes provided herein. Lessor shall be entitled to receive the entire award or payment in connection with any taking of the Premises without deduction for any estate vested in Lessee by this Lease. Lessee hereby expressly assigns to Lessor all of its right, title and interest in and to every such award or payment and agrees that Lessee shall not be entitled to any award or payment for the value of Lessee's leasehold interest in the Lease. Lessee shall be entitled to claim and receive any award or payment from the condemning authority expressly granted for the taking of Lessee's personal property, the interruption of its business and moving expenses, but only if such claim or award does not adversely affect or interfere with the prosecution of Lessor's claim for the Taking. Lessee shall promptly send Lessor copies of all correspondence and pleadings relating to any such claim.

         C. In case of a temporary use of all or any part of the Premises by a Taking ("Temporary Taking"), this Lease shall remain in full force and effect without any reduction of Base Annual Rental, Additional Rent or any other sum payable hereunder. Except as provided below, Lessee shall be entitled to the entire award for a Temporary Taking, whether paid by damages, rent or otherwise, unless the period of occupation and use by the condemning authorities shall extend beyond the date of expiration of this Lease, in which case the award made for such Taking shall be apportioned between Lessor and Lessee as of the date of such expiration. At the termination of any such Temporary Taking, Lessee will, at its own cost and expense and pursuant to the terms of Section 17 above, promptly commence and complete the restoration of the Premises; provided, however, Lessee shall not be required to restore the Premises if the term of this Lease shall expire prior to, or within one year after, the date of termination of the Temporary Taking, and in such event Lessor shall be entitled to recover all damages and awards arising out of the failure of the condemning authority to repair and restore the Premises at the expiration of such Temporary Taking.

         D. In the event of a Taking of less than all of the Premises for other than a temporary use ("Partial Taking") or of damage or destruction to all or any part of the Premises, all awards, compensation or damages shall be paid to Lessor, and Lessor shall have the option to (i) terminate this Lease by notifying Lessee within 60 days after Lessee gives Lessor notice of such damage or destruction or that title has vested in the taking authority or (ii) continue this Lease in effect, which election may be evidenced by either a notice from Lessor to Lessee or Lessor's failure to notify Lessee that Lessor has elected to terminate this Lease within such 60-day period. Lessee shall have a period of 60 days after Lessor's notice that it has elected to terminate this Lease during which to elect to continue this Lease on the terms herein provided. If Lessee does not elect to continue this Lease or shall fail during such 60-day period to notify Lessor of Lessee's intent to continue this Lease, then this Lease shall terminate as of the last day of the month during which such period expired. Lessee shall then immediately vacate and surrender the Premises, all obligations of either party hereunder shall cease as of the date of termination (provided, however, Lessee's obligations to Lessor under Section 18 and Lessee's obligations to pay Base Annual Rental, Additional Rent and all other sums (whether payable to Lessor or to a third-party) accruing under this Lease prior to the date of termination shall survive such termination) and Lessor may retain all such awards, compensation or damages. If Lessor elects not to terminate this Lease, or if Lessor elects to terminate this Lease but Lessee elects to continue this Lease, then this Lease shall continue in full force and effect on the following terms: (i) all Base Annual Rental, Additional Rent and other sums and obligations due under this Lease shall continue unabated, and (ii) Lessee shall promptly commence and diligently prosecute restoration of the Premises to the same condition, as nearly as practicable, as prior to such partial condemnation, damage or destruction as approved by Lessor. Lessor shall promptly make available in installments as restoration progresses an amount up to but not exceeding the amount of any award, compensation or damages received by Lessor, upon request of Lessee accompanied by evidence reasonably satisfactory to Lessor that such amount has been paid or is due and payable and is properly a part of such costs and that Lessee has complied with the terms of Section 17 above in connection with the restoration. Lessor shall be entitled to keep any portion of such award, compensation or damages which may be in excess of the cost of restoration, and Lessee shall bear all additional costs, fees and expenses of such restoration in excess of the amount of any such award, compensation or damages.

         E. Notwithstanding the foregoing, if at the time of any Taking or at any time thereafter Lessee shall be in default under this Lease and such default shall be continuing, Lessor is hereby authorized and empowered but shall not be obligated, in the name and on behalf of Lessee and otherwise, to file and prosecute Lessee's claim, if any, for an award on account of any Taking and to collect such award and apply the same, after deducting all costs, fees and expenses incident to the collection thereof, to the curing of such default and any other then existing default under this Lease.

         21. INSPECTION. Lessor and its authorized representatives shall have the right, upon giving reasonable notice, to enter the Premises or any part thereof and inspect the same and make photographic or other evidence concerning Lessee's compliance with the terms of this Lease. Lessee hereby waives any claim for damages for any injury or inconvenience to or interference with Lessee's business, any loss of occupancy or quiet enjoyment of the Premises and any other loss occasioned by such entry. Lessee shall keep and maintain at the Premises full, complete and appropriate books of account and records of Lessee's business activities conducted at the Premises in accordance with generally accepted accounting principles consistently applied. The books and records of Lessee shall at all times be open for inspection by Lessor, its auditors or other authorized representatives.

         22.      [Intentionally left blank.]

         23. OPTION TO PURCHASE PREMISES. Lessee shall have the option during the 90 days immediately preceding the tenth, fifteenth and twentieth anniversaries of this Lease and during the 90-day period immediately preceding the end of the first and second optional extension terms set forth in Section 28 of this Lease, if applicable (as applicable, the "Window"), to elect to purchase the Premises for the greater of (i) its fair market value (which fair market value shall be determined in the manner set forth below) or (ii) Lessor's Total Investment. Lessee shall elect such option by giving written notice (the "Option Notice") to Lessor of its intention to do so, and the closing of such purchase must occur during the first 90 days (the "Purchase Price") following the end of the applicable Window for which the Option Notice was given. Within 90 days of Lessor's receipt of the Option Notice, Lessor shall, at Lessee's sole expense, retain an independent MAI appraiser to prepare an appraisal of the fair market value of the Premises, including any additions or renovations thereto. In determining the fair market value of the Premises, the appraiser shall utilize the cost, income and sales comparison approaches to value. In utilizing the income approach, the appraiser shall determine the "leased fee" value of the Premises, which shall be arrived at by considering
(i) the income that would be produced by this Lease through the end of the fully extended Lease Term, and (ii) any other factors relating to such approach which the appraiser shall deem relevant in his sole discretion. The highest amount which results from the calculation of each of the cost approach, the income approach, and the sales comparison approach, all as determined in accordance with the provisions of this Section, shall constitute the fair market value of the Premises for purposes of this Section. If within 20 days after being notified of the result of such appraisal Lessee elects to reject that appraisal, then the first appraisal shall become null and void and Lessor shall nominate to Lessee a list of not less than three independent MAI appraisers who are experienced with appraising property similar to the Premises, and Lessee shall select one such appraiser. Within 60 days of such selection, Lessor shall retain such appraiser to prepare an appraisal of the Premises in the same manner described above. Within 20 days after the results of that appraisal have been delivered to Lessee, Lessee shall notify Lessor of its election to exercise this option to purchase the Premises for the price set forth in such appraisal. If such notice of exercise is not received by Lessor within such 20-day period, the option for such time period shall lapse and this Lease shall remain in full force and effect.

         Upon exercise of this option, Lessor and Lessee shall open an escrow account with a recognized title insurance or trust company selected by Lessor. Such escrow shall be subject to the standard escrow instructions of the escrow agent, to the extent they are not inconsistent herewith. At or before the close of escrow, Lessor shall deliver to the escrow agent its special warranty deed conveying to Lessee all of Lessor's right, title and interest in the Premises free and clear of all liens and encumbrances except liens for taxes and assessments and easements, covenants and restrictions of record which were attached to the Premises as of the date hereof, attached during the Interim Term or the Lease Term through Lessee's action or inaction, as the case may be, have been granted by Lessor in lieu of a taking by the power of eminent domain or the like, have been approved by Lessee, or which do not materially adversely affect the use of the Premises as a restaurant. In the event Lessor is unable to convey title as required, Lessee shall have the right to accept such title as Lessor can convey or elect not to consummate its exercise of the option, in which case the option for such time period shall lapse and this Lease shall remain in full force and effect. Both Lessor and Lessee agree to execute a purchase agreement, escrow instructions and such other instruments as may be necessary or appropriate to consummate the sale of the Premises in the manner herein provided. All cost of exercise of the option, including, but not limited to, escrow fees, title insurance fees, recording costs or fees, attorneys' fees (including those of Lessor), appraisal fees, stamp taxes and transfer fees shall be borne by Lessee. Lessee shall continue to pay and perform all of its obligations under this Lease until the close of escrow which in no event shall occur after the date of the expiration of the Lease Term or the expiration of any extension thereof. The purchase price paid by Lessee in exercising this option shall be paid to Lessor or to such person or entity as Lessor may direct at closing in immediately available funds. Lessee shall not have the right to exercise this option or consummate the exercise thereof if at the time of exercise or consummation it shall be in default of any of the terms and conditions of this Lease or if any condition shall exist which upon the giving of notice or the passage of time, or both, would constitute a default by Lessee under this Lease.

         The failure of Lessee to consummate the purchase of the Premises as contemplated herein shall not release Lessee from its obligations under this Lease and the Lease shall remain in full force and effect until the expiration of the Lease Term or applicable extension period. The escrow shall close within the applicable Window, or Lessor, at its option, may terminate Lessee's option to purchase the Premises during such time period. The closing date may be extended for a reasonable period of time to permit Lessor to cure title defects or to permit either party to cure any other defects or defaults provided each party is diligently seeking to cure such defect or default and Lessee continues to perform its obligation hereunder.

         Lessee may not sell, assign, transfer, hypothecate or otherwise dispose of the option granted herein or any interest therein, except in conjunction with a permitted assignment of Lessee's entire interest herein and then only to the assignee thereof. Any attempted assignment of this option which is contrary to the terms of this paragraph shall be deemed to be a default under this Lease and the option granted herein shall be void.

         24. DEFAULT, REMEDIES AND MEASURE OF DAMAGES. A. Each of the following shall be an event of default under this Lease (each, an "Event of Default"):

                  (i) If any representation or warranty of Lessee set forth in any of the Development Documents is false in any material respect, or if Lessee renders any false statement or account;

                  (ii) If any rent or other monetary sum due under this Lease or any other Development Document is not paid within five days from the date when due; provided, however, notwithstanding the occurrence of such an Event of Default, Lessor shall not be entitled to exercise its remedies set forth below unless and until Lessor shall have given Lessee notice thereof and a period of five days from the delivery of such notice shall have elapsed without such Event of Default being cured;

                  (iii) If Lessee fails to pay, prior to delinquency, any taxes, assessments or other charges the failure of which to pay will result in the imposition of a lien against the Premises pursuant to the regulations of any applicable Governmental Authority;

                  (iv) If Lessee becomes insolvent within the meaning of the Code, files or notifies Lessor that it intends to file a petition under the Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (collectively, hereinafter, an "Action"), becomes the subject of either a petition under the Code or an Action, or is not generally paying its debts as the same become due;

                  (v) If Lessee vacates or abandons the Premises;

                  (vi) If Lessee fails to observe or perform any of the other covenants, conditions, or obligations of this Lease; provided, however, if any such failure does not involve the payment of any monetary sum is not willful or intentional, does not place any rights or property of Lessor in immediate jeopardy, and is within the reasonable power of Lessee to promptly cure after receipt of notice thereof, all as determined by Lessor in its reasonable discretion, then such failure shall not constitute an Event of Default hereunder, unless otherwise expressly provided herein, unless and until Lessor shall have given Lessee notice thereof and a period of 30 days shall have elapsed, during which period Lessee may correct or cure such failure, upon failure of which an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required. If such failure cannot reasonably be cured within such 30-day period, as determined by Lessor in its reasonable discretion, and Lessee is diligently pursuing a cure of such failure, then Lessee shall have a reasonable period to cure such failure beyond such 30-day period, which shall in no event exceed 90 days after receiving notice of the failure from Lessor. If Lessee shall fail to correct or cure such failure within such 90-day period, an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required;

                  (vii) If there is a breach or default, after the passage of all applicable notice and cure or grace periods, under any other Development Document or any of the Other Agreements;

                  (viii)   [Intentionally left blank];

                  (ix) If a final, nonappealable judgment is rendered by a court against Lessee which has a material adverse effect on the ability to conduct business at the Premises for its intended use, or which does not have a material adverse effect on the ability to conduct business at the Premises for its intended use but which is in the amount of $100,000 or more, and in either event is not discharged or provision made for such discharge within 60 days from the date of entry thereof.

         B. Upon the occurrence of an Event of Default, with or without notice or demand, except the notice prior to default required under certain circumstances by subsection A above or such other notice as may be required by statute and cannot be waived by Lessee (all other notices being hereby waived), Lessor shall be entitled to exercise, at its option, concurrently, successively, or in any combination, all remedies available at law or in equity, including without limitation any one or more of the following:

                  (i) To terminate this Lease, whereupon Lessee's right to possession of the Premises shall cease and this Lease, except as to Lessee's liability, shall be terminated.

                  (ii) To reenter and take possession of the Premises, any or all personal property or fixtures of Lessee upon the Premises and, to the extent permissible, all franchises, licenses, area development agreements, permits and other rights or privileges of Lessee pertaining to the use and operation of the Premises and to expel Lessee and those claiming under or through Lessee, without being deemed guilty in any manner of trespass or becoming liable for any loss or damage resulting therefrom, without resort to legal or judicial process, procedure or action. No notice from Lessor hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Lessor to terminate this Lease unless such notice specifically so states. If Lessee shall, after default, voluntarily give up possession of the Premises to Lessor, deliver to Lessor or its agents the keys to the Premises, or both, such actions shall be deemed to be in compliance with Lessor's rights and the acceptance thereof by Lessor or its agents shall not be deemed to constitute a termination of the Lease. Lessor reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Lessee written notice thereof, in which event this Lease will terminate as specified in said notice.

                  (iii) To seize all personal property or fixtures upon the Premises which Lessee owns or in which it has an interest, in which Lessor shall have a landlord's lien and/or security interest, and to dispose thereof in accordance with the laws prevailing at the time and place of such seizure or to remove all or any portion of such property and cause the same to be stored in a public warehouse or elsewhere at Lessee's sole expense.

                  (iv) To bring an action against Lessee for any damages sustained by Lessor.

                  (v) To relet the Premises or any part thereof for such term or terms (including a term which extends beyond the original term of this Lease), at such rentals and upon such other terms as Lessor, in its sole discretion, may determine, with all proceeds received from such reletting being applied to the rental and other sums due from Lessee in such order as Lessor, may, in it sole discretion, determine, which other sums include, without limitation, all repossession costs, brokerage commissions, attorneys' fees and expenses, employee expenses, alteration, remodeling and repair costs and expenses of preparing for such reletting. Except to the extent required by applicable law, Lessor shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon such reletting, and no such refusal or failure shall operate to relieve Lessee of any liability under this Lease or otherwise to affect any such liability. Lessor reserves the right following any such reentry and/or reletting to exercise its right to terminate this Lease by giving Lessee written notice thereof, in which event this Lease will terminate as specified in said notice.

                  (vi) To accelerate and recover from Lessee all rent and other monetary sums due and owing and scheduled to become due and owing under the Lease both before and after the date of such breach for the original scheduled term of this Lease.

                  (vii) To recover from Lessee all costs and expenses, including attorneys' fees, court costs, expert witness fees, costs of tests and analyses, travel and accommodation expenses, deposition and trial transcripts, copies and other similar costs and fees, paid or incurred by Lessor as a result of such breach, regardless of whether or not legal proceedings are actually commenced.

                  (viii) To immediately or at any time thereafter, and with or without notice, at Lessor's sole option but without any obligation to do so, correct such breach or default and charge Lessee all costs and expenses incurred by Lessor therein. Any sum or sums so paid by Lessor, together with interest at the then existing maximum legal rate, but not higher than 18% per annum, shall be deemed to be additional rent hereunder and shall be immediately due from Lessee to Lessor. Any such acts by Lessor in correcting Lessee's breaches or defaults hereunder shall not be deemed to cure said breaches or defaults or constitute any waiver of Lessor's right to exercise any or all remedies set forth herein.

                  (ix) To immediately or at any time thereafter, and with or without notice, except as required herein, set off any money of Lessee held by Lessor under this Lease against any sum owing by Lessee hereunder.

                  (x) To seek any equitable relief available to Lessor, including, without limitation, the right of specific performance.

         All powers and remedies given by this Section to Lessor, subject to applicable law, shall be cumulative and not exclusive of one another or of any other right or remedy or of any other powers and remedies available to Lessor under this Lease or any other Development Document, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements of Lessee contained in this Lease, and no delay or omission of Lessor to exercise any right or power accruing upon the occurrence of any Event of Default shall impair any other or subsequent Event of Default or impair any rights or remedies consequent thereto. Every power and remedy given by this Section or by law to Lessor may be exercised from time to time, and as often as may be deemed expedient, by Lessor, subject at all times to Lessor's right in its sole judgment to discontinue any work commenced by Lessor or change any course of action undertaken by Lessor.

         25. MORTGAGE, SUBORDINATION, NONDISTURBANCE AND ATTORNMENT. Lessor's interest in this Lease and/or the Premises shall not be subordinate to any encumbrances placed upon the Premises by or resulting from any act of Lessee, and nothing herein contained shall be construed to require such subordination by Lessor. Lessee shall keep the Premises free from any liens for work performed, materials furnished or obligations incurred by Lessee. EXCEPT AS OTHERWISE CONSENTED TO BY LESSOR PURSUANT TO SECTION 27, NOTICE IS HEREBY GIVEN THAT LESSEE IS NOT AUTHORIZED TO PLACE OR ALLOW TO BE PLACED ANY LIEN, MORTGAGE, DEED OF TRUST OR ENCUMBRANCE OF ANY KIND UPON ALL OR ANY PART OF THE PREMISES OR LESSEE'S LEASEHOLD INTEREST THEREIN, AND ANY SUCH PURPORTED TRANSACTION SHALL BE VOID. FURTHERMORE, ANY SUCH PURPORTED TRANSACTION SHALL BE DEEMED A TORTIOUS INTERFERENCE WITH LESSOR'S RELATIONSHIP WITH LESSEE AND LESSOR'S FEE OWNERSHIP OF THE PREMISES.

         This Lease at all times shall automatically be subordinate to the lien of any and all ground leases, mortgages and trust deeds now or hereafter placed upon the Premises by Lessor, and Lessee covenants and agrees to execute and deliver, upon demand, such further instruments subordinating this Lease to the lien of any or all such ground leases, mortgages or trust deeds as shall be desired by Lessor, or any present or proposed mortgagees or trustees under trust deeds, upon the condition that Lessee shall have the right to remain in possession of the Premises under the terms of this Lease, notwithstanding any default in any or all such mortgages or trust deeds, or after foreclosure thereof, so long as Lessee is not in default under any of the covenants, conditions and agreements contained in this Lease.

         If any mortgagee or trustee elects to have this Lease and the interest of Lessee hereunder be superior to any such interest or right and evidences such election by notice given to Lessee, then this Lease and the interest of Lessee hereunder shall be deemed superior to any such mortgage or trust deed, whether this Lease was executed before or after such mortgage or trust deed and in that event such mortgagee or trustee shall have the same rights with respect to this Lease as if it had been executed and delivered prior to the execution and delivery of the mortgage or trust deed and has been assigned to such mortgagee or trustee.

         Although the foregoing provisions shall be self-operative and no future instrument of subordination shall be required, upon request by Lessor, Lessee shall execute and deliver whatever instruments may be required for such purposes, and in the event Lessee fails so to do within 10 days after demand, Lessee does hereby make, constitute and irrevocably appoint Lessor as its agent and attorney-in-fact and in its name, place and stead so to do, which appointment shall be deemed coupled with an interest.

         In the event any collateral assignee or purchaser at a foreclosure sale acquires title to the Premises pursuant to the exercise of any remedy provided for in the collateral assignment, mortgage or trust deed or otherwise, Lessee shall attorn to such purchaser and recognize such purchaser as Lessor under this Lease, which shall continue in full force and effect as a direct lease between such purchaser and Lessee. The foregoing provision shall be self operative and effective without the execution of any further instruments.

         Lessee shall give written notice to any lender of Lessor having a recorded lien upon the Premises or any part thereof of which Lessee has been notified of any breach or default by Lessor of any of its obligations under this Lease and give such lender at least 60 days beyond any notice period to which Lessor might be entitled to cure such default before Lessee may exercise any remedy with respect thereto. Upon request by Lessor, Lessee shall also provide Lessee's most recent audited financial statements to Lessor or any such lender and certify the continuing accuracy of such financial statements in such manner as Lessor or such lender may request.

         26. ESTOPPEL CERTIFICATE. A. At any time, and from time to time, Lessee agrees, promptly and in no event later than 10 days after a request from Lessor, to execute, acknowledge and deliver to Lessor or any present or proposed mortgagee or purchaser designated by Lessor a certificate in the form supplied by Lessor, certifying: (i) that Lessee has accepted the Premises (or, if Lessee has not done so, that Lessee has not accepted the Premises, and specifying the reasons therefor); (ii) that this Lease is in full force and effect and has not been modified (or if modified, setting forth all modifications), or, if this Lease is not in full force and effect, the certificate shall so specify the reasons therefor; (iii) the commencement and expiration dates of the Interim Term and the Lease Term and the terms of any extension options of Lessee; (iv) the date to which the rentals have been paid under this Lease and the amount thereof then payable; (v) whether there are then any existing defaults by Lessor in the performance of its obligations under this Lease, and, if there are any such defaults, specifying the nature and extent thereof; (vi) that no notice has been received by Lessee of any default under this Lease which has not been cured, except as to defaults specified in the certificate; (vii) the capacity of the person executing such certificate, and that such person is duly authorized to execute the same on behalf of Lessee; and (viii) any other information reasonably requested by Lessor, or its present or proposed purchaser or mortgagee.

         B. If Lessee shall fail or refuse to sign a certificate in accordance with the provisions of this Section within 10 days following a request by Lessor, Lessee irrevocably constitutes and appoints Lessor as its attorney-in-fact to execute and deliver the certificate to any such third party, it being stipulated that such power of attorney is coupled with an interest and is irrevocable and binding.

         27. ASSIGNMENT. Lessor shall have the right to sell or convey the Premises subject to this Lease or to assign its right, title and interest as Lessor under this Lease in whole or in part. In the event of any such sale or assignment other than a security assignment, Lessee shall attorn to such purchaser or assignee and Lessor shall be relieved, from and after the date of such transfer or conveyance, of liability for the performance of any obligation of Lessor contained herein, except for obligations or liabilities accrued prior to such assignment or sale.

         Lessee acknowledges that Lessor has relied both on the business experience and creditworthiness of Lessee and upon the particular purposes for which Lessee intends to use the Premises in entering into this Lease. Without the consent of Lessor (i) Lessee shall not assign, transfer, convey, pledge or mortgage this Lease or any interest therein, whether by operation of law or otherwise; (ii) no interest in Lessee shall be assigned, transferred, conveyed, pledged or mortgaged, whether by operation of law or otherwise, including, without limitation, dissolution of Lessee or, if Lessee is a corporation, a transfer (by one or more transactions) of a majority of the voting stock of Lessee, or if Lessee is a partnership, a transfer of the controlling interest in Lessee (including the admission of new partners or withdrawal of existing partners having a controlling interest), regardless of whether the transfer is made by one or more transactions, or whether one or more persons hold the controlling interest prior to the transfer or afterwards; and (iii) Lessee shall not sublet all or any part of the Premises. It is expressly agreed that Lessor may withhold or condition such consent based upon such matters as Lessor may in its reasonable discretion determine, including, without limitation, the experience and creditworthiness of any assignee, the assumption by any assignee of all of Lessee's obligations hereunder by undertakings enforceable by Lessor, payment to Lessor of any rentals owing under a sublease which are in excess of the rentals owing hereunder, the transfer to any assignee of all necessary licenses and franchises to continue operating the Premises for the purposes herein provided, receipt of such representations and warranties from any assignee as Lessor may request, including such matters as its organization, existence, good standing and finances and other matters, whether or not similar in kind. At the time of any assignment of this Lease which is approved by Lessor, the assignee shall assume all of the obligations of Lessee under this Lease pursuant to Lessor's standard form of assumption agreement. No such assignment nor any subletting of the Premises shall relieve Lessee of its obligations respecting this Lease. Any assignment, purported transfer, conveyance, pledge or mortgage in violation of this paragraph shall be voidable at the sole option of Lessor.

         28. OPTION TO EXTEND. Lessee, provided it is not in default hereunder at the time of exercise or at the expiration of the Lease Term or, if applicable, the first extension of the Lease Term, shall have the option to continue this Lease in effect for up to two additional successive periods of five years each in accordance with the terms and provisions of this Lease then in effect except for the following:

                  A. In the event the annual fair market rental value of the Premises (to be determined as set forth below) is greater than the Base Annual Rental then the annual fair market rental value of the Premises shall be substituted for the Base Annual Rental and all other provisions shall remain the same; or

                  B. In the event the annual fair market rental value of the Premises is less than the Base Annual Rental the provisions of this Lease shall remain the same.

         Lessee shall exercise such extension option by giving notice to Lessor of Lessee's intention to do so not more than 270 days or less than 210 days prior to the expiration of the Lease Term or the first extension of the Lease Term and upon receipt of such notice Lessor shall within 90 days, at Lessee's expense, cause an appraisal of the fair market rental value of the Premises to be made by an independent MAI appraiser. If within 20 days after being notified of the result of such appraisal Lessee elects to reject that appraisal, then Lessor shall nominate to Lessee a list of not less than three independent MAI appraisers who are experienced with appraising property similar to the Premises, and Lessee shall select one such appraiser. Within 60 days of such selection an appraisal shall be made of the Premises by that appraiser and within 20 days after the results of that appraisal shall have been delivered to Lessee, Lessee shall notify Lessor of Lessee's election to exercise its option to extend this Lease and shall pay the rental so established above which shall be absolutely net to Lessor as provided in Section 7 hereof. If such notice of exercise is not received by Lessor within the 20-day period then this Lease shall terminate on the last day of the Lease Term or, if applicable, the last day of the first extension of the Lease Term.

         29. NOTICES. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Lease shall be in writing and given by (i) hand delivery, (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile, (c) the next business day, if delivered by express overnight delivery service, or (d) the third business day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

                  If to Lessee:             Mr. Dennis Jones
                                            Executive Vice President and
                                            Chief Financial Officer
                                            6600 North Andrews Avenue
                                            Fort Lauderdale, Florida 33309
                                            Telephone: (954) 489-9699
                                            Telecopy: (954) 489-1485

                  If to Lessor:             Dennis L. Ruben, Esq.
                                            Executive Vice President and
                                            General Counsel
                                            FFCA Acquisition Corporation
                                            17207 North Perimeter Drive
                                            Scottsdale, Arizona  85255
                                            Telephone: (602) 585-4500
                                            Telecopy:  (602) 585-2226

or to such other address or such other person as either party may from time to time hereafter specify to the other party in a notice delivered in the manner provided above.

         30. HOLDING OVER. If Lessee remains in possession of the Premises after the expiration of the term hereof, Lessee, at Lessor's option and within Lessor's sole discretion, may be deemed a tenant on a month-to-month basis and shall continue to pay rentals and other sums in the amounts herein provided, except that the Base Monthly Rental shall be automatically doubled, and to comply with all the terms of this Lease; provided that nothing herein nor the acceptance of rent by Lessor shall be deemed a consent to such holding over. Lessee shall defend, indemnify, protect and hold Lessor harmless from and against any and all claims, losses and liabilities for damages resulting from Lessee's failure to surrender possession upon the expiration of the Lease Term, including, without limitation, any claims made by any succeeding lessee.

         31. LANDLORD'S LIEN/SECURITY INTEREST. Lessee agrees that Lessor shall have a landlord's lien, and additionally hereby separately grants to Lessor a first and prior security interest, in, on and against all personal property, appliances, furniture and equipment of Lessee from time to time situated on or used in connection with the Premises, which lien and security interest shall secure the payment of all rental and other charges payable by Lessee to Lessor under the terms hereof and all other obligations of Lessee to Lessor under this Lease. Lessee further agrees to execute and deliver to Lessor from time to time such financing statements and other documents as Lessor may then deem appropriate or necessary to perfect and maintain said lien and security interest, and expressly acknowledges and agrees that, in addition to any and all other rights and remedies of Lessor whether hereunder or at law or in equity, in the event of any default of Lessee hereunder, Lessor shall have any and all rights and remedies granted a secured party under the Uniform Commercial Code then in effect in the State in which the Premises is located. If Lessee shall fail for any reason to execute any such financing statement or document within 10 days after Lessor's request therefor, Lessor shall have the right to execute the same as attorney-in-fact of Lessee, coupled with an interest, for, and on behalf, and in the name of Lessee. Lessee covenants to promptly notify Lessor of any changes in Lessee's name and/or organizational structure which may necessitate the execution and filing of additional financing statements (provided, however, the foregoing shall not be construed as Lessor's consent to such changes). Notwithstanding the foregoing, Lessor agrees that upon Lessee's request, Lessor will without charge subordinate its landlord's lien and security interest in any personal property owned by Lessee to the purchase money security interest of any unaffiliated lender.

         32. REMOVAL OF LESSEE'S PROPERTY. At the expiration of the term of this Lease, and if Lessee is not then in breach hereof, Lessee may remove from the Premises all personal property belonging to Lessee. Lessee shall repair any damage caused by such removal and shall leave the Premises broom clean and in good and working condition and repair inside and out. Any property of Lessee left on the Premises on the tenth day following the expiration of the Lease Term shall automatically and immediately become the property of Lessor.

         33. FINANCIAL STATEMENTS. Within 45 days after the end of each fiscal quarter and within 120 days after the end of each fiscal year of Lessee, Lessee shall deliver to Lessor (i) complete financial statements of Lessee including a balance sheet, profit and loss statement, statement of changes in financial condition and all other related schedules for the fiscal period then ended; and
(ii) income statements for the business at the Premises. All such financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied from period to period, and shall be certified to be accurate and complete by Lessee (or the Treasurer or other appropriate officer of Lessee). Lessee understands that Lessor is relying upon such financial statements and Lessee represent that such reliance is reasonable. In the event that Lessee's property and business at the Premises is ordinarily consolidated with other business for financial statement purposes, such financial statements shall be prepared on a consolidated basis showing separately the sales, profits and losses, assets and liabilities pertaining to the Premises with the basis for allocation of overhead of other charges being clearly set forth. The financial statements delivered to Lessor need not be audited, but Lessee shall deliver to Lessor copies of any audited financial statements of Lessee which may be prepared, as soon as they are available.

         34. FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, acts of God, enemy or hostile governmental action, civil commotion, fire or other casualty beyond the control of the party obligated to perform shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage, except the obligations imposed with regard to rental and other monies to be paid by Lessee pursuant to this Lease.

         35. DOCUMENT REVIEW. In the event Lessee makes any request upon Lessor requiring Lessor or its attorneys to review and/or prepare (or cause to be reviewed and/or prepared) any document or documents in connection with or arising out of or as a result of this Lease, then, except as expressly stated elsewhere herein, Lessee shall reimburse Lessor or its designee promptly upon Lessor's demand therefor a reasonable processing and reviewing fee for each such request.

         36. TIME IS OF THE ESSENCE. Time is of the essence with respect to each and every provision of this Lease in which time is a factor.

         37. LESSOR'S LIABILITY. Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, that (i) there shall be absolutely no personal liability on the part of Lessor, its successors or assigns and its officers, directors, employees and agents to Lessee with respect to any of the terms, covenants and conditions of this Lease, (ii) Lessee waives all claims, demands and causes of action against Lessor's officers, directors, employees and agents in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, and (iii) Lessee shall look solely to the Premises for the satisfaction of each and every remedy of Lessee in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, or any other matter in connection with this Lease or the Premises, such exculpation of liability to be absolute and without any exception whatsoever.

         38. CONSENT OF LESSOR. Unless specified otherwise herein, Lessor's consent to any request of Lessee may be conditioned or withheld in Lessor's sole discretion. Lessor shall have no liability for damages resulting from Lessor's failure to give any consent, approval or instruction reserved to Lessor, Lessee's sole remedy in any such event being an action for injunctive relief.

         39. WAIVER AND AMENDMENT. No provision of this Lease shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion. No acceptance by Lessor of an amount less than the monthly rent and other payments stipulated to be due under this Lease shall be deemed to be other than a payment on account of the earliest such rent or other payments then due or in arrears nor shall any endorsement or statement on any check or letter accompanying any such payment be deemed a waiver of Lessor's right to collect any unpaid amounts or an accord and satisfaction.

         40. SUCCESSORS BOUND. Except as otherwise specifically provided herein, the terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of the respective heirs, successors, executors, administrators and assigns of each of the parties hereto.

         41. NO MERGER. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not result in a merger of Lessor's and Lessee's estates, and shall, at the option of Lessor, either terminate any or all existing subleases or subtenancies, or operate as an assignment to Lessor of any or all of such subleases or subtenancies.

         42. CAPTIONS. Captions are used throughout this Lease for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.

         43. SEVERABILITY. The provisions of this Lease shall be deemed severable. If any part of this Lease shall be held unenforceable by any court of competent jurisdiction, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

         44. CHARACTERIZATION. A. It is the intent of the parties hereto that the business relationship created by this Lease and any related documents is solely that of a long-term commercial lease between landlord and tenant and has been entered into by both parties in reliance upon the economic and legal bargains contained herein. None of the agreements contained herein, is intended, nor shall the same be deemed or construed, to create a partnership between Lessor and Lessee, to make them joint venturers, to make Lessee an agent, legal representative, partner, subsidiary or employee of Lessor, nor to make Lessor in any way responsible for the debts, obligations or losses of Lessee.

         B. Lessor and Lessee acknowledge and warrant to each other that each has been represented by independent counsel and has executed this Lease after being fully advised by said counsel as to its effect and significance. This Lease shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of a covenant.

         45. EASEMENTS. During the Interim Term and the Lease Term, Lessor shall have the right to grant utility easements on, over, under and above the Premises without the prior consent of Lessee, provided that such easements will not materially or unreasonably interfere with Lessee's use of the Premises.

         46. BANKRUPTCY. A. As a material inducement to Lessor executing this Lease, Lessee acknowledges and agrees that Lessor is relying upon (i) the financial condition and specific operating experience of Lessee and Lessee's obligation to use the Premises specifically in accordance with the terms and provisions of this Lease, (ii) Lessee's timely performance of all of its obligations under this Lease notwithstanding the entry of an order for relief under the Code for Lessee, and (iii) all defaults under the Lease being cured promptly and the Lease being assumed within 60 days of any order for relief entered under the Code for Lessee, or the Lease being rejected within such 60 day period and the Premises surrendered to Lessor.

         Accordingly, in consideration of the mutual covenants contained in this Lease and for other good and valuable consideration, Lessee hereby agrees that:

                  (i) All obligations that accrue under this Lease (including the obligation to pay rent), from and after the date that an Action is commenced shall be timely performed exactly as provided in this Lease and any failure to so perform shall be harmful and prejudicial to Lessor;

                  (ii) Any and all rents that accrue from and after the date that an Action is commenced and that are not paid as required by this Lease shall, in the amount of such rents, constitute administrative expense claims allowable under the Code with priority of payment at least equal to that of any other actual and necessary expenses incurred after the commencement of the Action;

                  (iii) Any extension of the time period within which the Lessee may assume or reject the Lease without an obligation to cause all obligations under the Lease to be performed as and when required under the Lease shall be harmful and prejudicial to Lessor;

                  (iv) Any time period designated as the period within which the Lessee must cure all defaults and compensate Lessor for all pecuniary losses which extends beyond the date of assumption of the Lease shall be harmful and prejudicial to Lessor;

                  (v) Any assignment of the Lease must result in all terms and conditions of the Lease being assumed by the assignee without alteration or amendment, and any assignment which results in an amendment or alteration of the terms and conditions of the Lease without the express written consent of Lessor shall be harmful and prejudicial to Lessor;

                  (vi) Any proposed assignment of the Lease to an assignee: (1) that will not use the Premises specifically in accordance with the terms and provisions of this Lease, or (2) that does not possess financial condition, operating performance and experience characteristics equal to or better than the financial condition, operating performance and experience of Lessee as of the Effective Date, shall be harmful and prejudicial to Lessor; and

                  (vii) The rejection (or deemed rejection) of the Lease for any reason whatsoever shall constitute cause for immediate relief from the automatic stay provisions of the Code, and Lessee stipulates that such automatic stay shall be lifted immediately and possession of the Premises will be delivered to Lessor immediately without the necessity of any further action by Lessor.

         B. No provision of this Lease shall be deemed a waiver of Lessor's rights or remedies under the Code or applicable law to oppose any assumption and/or assignment of this Lease, to require timely performance of Lessee's obligations under this Lease, or to regain possession of the Premises as a result of the failure of Lessee to comply with the terms and conditions of this Lease or the Code.

         C. Notwithstanding anything in this Lease to the contrary, all amounts payable by Lessee to or on behalf of Lessor under this Lease, whether or not expressly denominated as such, shall constitute "rent" for the purposes of the Code.

         D. For purposes of this Section addressing the rights and obligations of Lessor and Lessee in the event that a Action is commenced, the term "Lessee" shall include Lessee's successor in bankruptcy, whether a trustee, Lessee as debtor in possession or other responsible person.

         47. NO OFFER. No contractual or other rights shall exist between Lessor and Lessee with respect to the Premises until both have executed and delivered this Lease, notwithstanding that deposits may have been received by Lessor and notwithstanding that Lessor may have delivered to Lessee an unexecuted copy of this Lease. The submission of this Lease to Lessee shall be for examination purposes only, and does not and shall not constitute a reservation of or an option for Lessee to lease or otherwise create any interest on the part of Lessee in the Premises.

         48. OTHER DOCUMENTS. Each of the parties agrees to sign such other and further documents as may be necessary or appropriate to carry out the intentions expressed in this Lease.

         49. ATTORNEYS' FEES. In the event of any judicial or other adversarial proceeding between the parties concerning this Lease, to the extent permitted by law, the prevailing party shall be entitled to recover all of its reasonable attorneys' fees and other costs in addition to any other relief to which it may be entitled. In addition, Lessor shall, upon demand, be entitled to all attorneys' fees and all other costs incurred in the preparation and service of any notice or demand hereunder, whether or not a legal action is subsequently commenced. References in this Lease to Lessor's attorneys' fees and/or costs shall mean both the fees and costs of independent counsel retained by Lessor with respect to the matter and the fees and costs of Lessor's in-house counsel incurred in connection with the matter.

         50. ENTIRE AGREEMENT. This Lease, the First Amendment, the Development Documents between Lessor and Lessee and any other instruments or agreements referred to herein constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements except as herein provided. Without limiting the foregoing, Lessee specifically acknowledges that neither Lessor nor any agent, officer, employee or representative of Lessor has made any representation or warranty regarding the projected level of profitability of the business to be conducted on the Premises. Furthermore, Lessee acknowledges that Lessor did not prepare or assist in the preparation of any of the projected figures used by Lessee in analyzing the economic viability and feasibility of the business to be conducted by Lessee at the Premises.

         51. FORUM SELECTION; JURISDICTION; VENUE; CHOICE OF LAW. Lessee acknowledges that this Lease was substantially negotiated in the State of Arizona, the executed Lease was delivered in the State of Arizona, all payments under the Lease will be delivered in the State of Arizona and there are substantial contacts between the parties and the transactions contemplated herein and the State of Arizona. For purposes of any action or proceeding arising out of this Lease, the parties hereto expressly submit to the jurisdiction of all federal and state courts located in the State of Arizona. Lessee consents that it may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Lessee waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. The creation of this Lease and the rights and remedies of Lessor with respect to the Premises, as provided herein and by the laws of the state in which the Premises is located, shall be governed by and construed in accordance with the internal laws of the state in which the Premises is located without regard to principles of conflict of law. With respect to other provisions of this Lease, this Lease shall be governed by the internal laws of the State of Arizona. Nothing contained in this Section shall limit or restrict the right of Lessor to commence any proceeding in the federal or state courts located in the state in which the Premises is located to the extent Lessor deems such proceeding necessary or advisable to exercise remedies available under this Lease.

         52. COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall be deemed an original.

         53. JOINT AND SEVERAL LIABILITY. If Lessee consists of more than one individual or entity, each such individual and/or entity shall be jointly and severally liable for all obligations of Lessee under this Lease.

         54. MEMORANDUM OF LEASE. Concurrently with the execution of this Lease, Lessor and Lessee are executing Lessor's standard form memorandum of lease in recordable form, indicating the names and addresses of Lessor and Lessee, a description of the Premises, the Interim Term, the Lease Term and the terms of any options to extend the Lease Term or purchase the Premises, but omitting rent and such other terms of this Lease as Lessor may not desire to disclose to the public. Further, upon Lessor's request, Lessee agrees to execute and acknowledge a termination of lease and/or quit claim deed in recordable form to be held by Lessor until the expiration or sooner termination of the Lease Term.

         55. NO BROKERAGE. Lessor and Lessee represent and warrant to each other that they have had no conversation or negotiations with any broker concerning the leasing of the Premises. Each of Lessor and Lessee agrees to protect, indemnify, save and keep harmless the other, against and from all liabilities, claims, losses, costs, damages and expenses, including attorneys' fees, arising out of, resulting from or in connection with their breach of the foregoing warranty and representation.

         56. WAIVER OF JURY TRIAL AND PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES. LESSOR AND LESSEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LESSOR AND LESSEE, LESSEE'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, LESSEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM LESSOR WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY LESSEE AGAINST LESSOR OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY LESSEE OF ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

         57. RELIANCE BY ENVIRONMENTAL INSURER. Lessee acknowledges and agrees that Environmental Insurer may rely on the representations, warranties and covenants set forth in this

Lease, that Environmental Insurer is an intended third-party beneficiary of such representations, warranties and consents and that Environmental Insurer shall have all rights and remedies available at law or in equity as a result of a breach of such representations, warranties and covenants, including to the extent applicable, the right of subrogation.

         IN WITNESS WHEREOF, Lessor and Lessee have entered into this Lease as of the date first above written.

                                             LESSOR:

                                             FFCA ACQUISITION CORPORATION, a
                                             Delaware corporation



                                             By:
                                                -------------------------------
                                             Printed Name:  Robin L. Roach
                                             Its:   Senior Vice President
Signed, sealed and delivered                        Corporte Finance
in the presence of:



--------------------------------             --------------------------------
Witness Signature                            Witness Signature



                                             LESSEE:


LESSEE'S FEDERAL TAX IDENTIFICATION          ROADHOUSE GRILL, INC., a Florida
NUMBER:                                      corporation
       ----------------------------



                                             By:
                                                 ------------------------------
                                             Printed
Name:
     ------------------------------
Signed, sealed and delivered                 Its:
in the presence of:                              ------------------------------



--------------------------------             --------------------------------
Witness Signature                            Witness Signature


STATE OF FLORIDA

COUNTY OF
          -----------------------

                   The foregoing instrument was acknowledged before me this _____ day of ___________, 1998, by _____________________________, the
___________________________ of ROADHOUSE GRILL, INC., a Florida corporation, on behalf of the corporation.

                       ---------------------------------------------
                       Signature of Notary Public - State of Florida




                       ----------------------------------------------------
                       Print, type or stamp commissioned name of Notary Personally known _________ OR Type of Identification Produced:__________________

STATE OF ARIZONA

COUNTY OF MARICOPA

         The foregoing instrument was acknowledged before me _____ day of ___________, 1998, by Robin L. Roach, Senior Vice President, Corporate Finance of FFCA ACQUISITION CORPORATION, a Delaware corporation, on behalf of the corporation.



                       ---------------------------------------------
                       Signature of Notary Public - State of Arizona



                       ----------------------------------------------------
                       Print, type or stamp commissioned name of Notary Personally known _________ OR Type of Identification Produced:__________________

                                   EXHIBIT A

                               LEGAL DESCRIPTION

                                   EXHIBIT B

                            FIRST AMENDMENT TO LEASE

         THIS FIRST AMENDMENT TO LEASE (the "Amendment") made as of _______________, 1998, by and between FFCA ACQUISITION CORPORATION, a Delaware corporation ("Lessor"), whose address is 17207 North Perimeter Drive, Scottsdale, Arizona 85255, and ROADHOUSE GRILL, INC., a Florida corporation ("Lessee"), whose address is 6600 North Andrews Avenue, Fort Lauderdale, Florida 33309, hereby amends that certain lease between Lessor and Lessee dated as of ______________, 1998 (the "Lease"), with respect to certain real property, together with all buildings, structures, fixtures and improvements located thereon legally described on EXHIBIT A attached hereto (the "Premises"). Any capitalized terms not herein defined shall have the meanings ascribed thereto in the Lease.

                             W I T N E S S E T H :

         WHEREAS, pursuant to Section 4.B of the Lease, Lessor and Lessee agreed to execute a First Amendment to the Lease in the form hereof on the date of the Final Disbursement Date; and

         WHEREAS, Lessee has requested that Lessor make the Final Disbursement and Lessor is prepared to make the Final Disbursement; and

         WHEREAS, in connection with Lessor making the Final Disbursement to Lessee, Lessor and Lessee desire to amend certain provisions of the Lease as set forth in this Amendment.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

                  1. The terms and provisions of this Amendment shall be deemed effective on and as of _____________, 199__ (the "Effective Date").

                  2. Section 1 of the Lease shall be amended by deleting the definitions of "Base Annual Rental," "Completion Date," and "Lessor's Total Investment" and substituting in lieu thereof the following:

                           "BASE ANNUAL RENTAL" means, as of the date of this Amendment, $___________________, as such Base Annual Rental shall be increased from time to time as contemplated by Section 4 of the Lease.

                           "COMPLETION DATE" means _______________, 199__.

                           "LESSOR'S TOTAL INVESTMENT" means $_____________.

                  3. Lessee warrants and represents to Lessor that (i) all necessary actions have been taken to authorize the execution of this Amendment by Lessee, (ii) the persons who have executed this Amendment on behalf of Lessee are duly authorized to do so, and (iii) this Amendment constitutes the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms.

                  4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original.

                  5. In all other respects the Lease shall remain unchanged and in full force and effect. The Lease, as amended by this Amendment, shall continue to be binding upon the Lessor and Lessee and their permitted successors and assigns.

         IN WITNESS WHEREOF, Lessor and Lessee have entered into this Amendment effective as of the Effective Date.


                                          LESSOR:

                                          FFCA ACQUISITION CORPORATION, a
                                          Delaware corporation



                                          By:
                                             ----------------------------------
                                          Printed Name:  Robin L. Roach
Signed, sealed and delivered              Its:           Senior Vice President
in the presence of:                                      Corporate Finance



--------------------------------          -------------------------------------
Witness Signature                         Witness Signature



                                          LESSEE:

                                          ROADHOUSE GRILL, INC., a Florida
                                          corporation



                                          By:
                                             ----------------------------------
                                          Printed
Name:
     ---------------------------
Signed, sealed and delivered              Its:
in the presence of:                           ---------------------------------



--------------------------------          -------------------------------------
Witness Signature                         Witness Signature

STATE OF FLORIDA

COUNTY OF
         ------------------

                   The foregoing instrument was acknowledged before me this _____ day of ___________, 1998, by _____________________________, the
___________________________ of ROADHOUSE GRILL, INC., a Florida corporation, on behalf of the corporation.



                       ---------------------------------------------
                       Signature of Notary Public - State of Florida



                       ----------------------------------------------------
                       Print, type or stamp commissioned name of Notary Personally known _________ OR Type of Identification Produced:__________________

STATE OF ARIZONA

COUNTY OF MARICOPA

         The foregoing instrument was acknowledged before me _____ day of ___________, 1998, by Robin L. Roach, Senior Vice President, Corporate Finance of FFCA ACQUISITION CORPORATION, a Delaware corporation, on behalf of the corporation.



                       ---------------------------------------------
                       Signature of Notary Public - State of Arizona



                       ----------------------------------------------------
                       Print, type or stamp commissioned name of Notary Personally known _________ OR Type of Identification Produced:__________________